EXHIBIT 99.1



                         FORM 4 JOINT FILER INFORMATION


NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: Western Sizzlin Corp. (WSZZ)

DATE OF EVENT REQUIRING STATEMENT: December 3, 2008



SIGNATURE:    /s/ Jonathan Dash
            --------------------------------------------
                  JONATHAN DASH